UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 4, 2016

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware	001-37888	46-5726437
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

228 Strawbridge Drive Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On October 4, 2016, Tabula Rasa HealthCare, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Amended and Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock (the “IPO”). The Company’s board of directors and stockholders previously approved the Amended and Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.

The Amended and Restated Certificate amends and restates in its entirety the Company’s certificate of incorporation, as amended, to, among other things: (i) authorize 100,000,000 shares of common stock; (ii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time in one or more series by the Company’s board of directors (the “Board”), which may also designate any rights and restrictions related to any such series; (iii) redesignate all of the Company’s Class A common stock and Class B common stock into shares of the Company’s common stock; (iv) prohibit stockholder action by written consent; (v) require the approval of two-thirds of the voting power of all the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class to amend the Amended and Restated Certificate; provided that holders of the Company’s common stock may not vote on any amendment that relates solely to the terms of one or more series of preferred stock if the holders of such affected series are entitled to vote thereon;  (vi) divide the Company’s Board into three staggered classes of directors that are each elected to three-year terms ; (vii) provide for the indemnification of directors, officers and agents of the Company to the fullest extent permitted by law (viii) eliminate the liability of directors for monetary damages to the fullest extent under applicable law; and (ix) designate courts in the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings initiated by the Company’s stockholders.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Restatement of Bylaws

Effective October 4, 2016, in connection with the closing of the IPO, the Company adopted amended and restated bylaws, which the Company’s board of directors and stockholders previously approved.

The amended and restated bylaws, among other things: (i) prohibit stockholder action by written consent; (ii) provide that special meetings of stockholders may be called only by the chairman of the Board, the chief executive officer or the Board acting pursuant to a resolution adopted by a majority vote of the authorized directors; (iii) provide advance notice requirements for meetings of stockholders; (iv) establish advance notice requirements for nominations for election to the Board or for proposing matters that can be acted upon at stockholder meetings; (v) divide the Company’s Board into three staggered classes of directors that are each elected to three-year terms; (vi) set forth the rights, powers and manner of acting of the Board and officers of the Company; (vii) provide for the creation of committees of the Board; (viii) provide that the authorized number of directors may be changed only be resolution of the Board, (ix) provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; (x) require the approval of a majority of the authorized number of directors for any amendment to the Bylaws or the approval of two-thirds of the voting power of all the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class; and (xi) permit the procurement of insurance for any officer, director, employee, or other agent for any liability arising out of his or her actions in connection with their services to the Company, regardless of whether the Company’s bylaws permit such indemnification.

The foregoing description is qualified in its entirety by reference to the Company’s bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.  Other Events.

On October 4, 2016, the Company completed its IPO of 4,945,000 shares of its common stock at a price of $12.00 per share, which includes the exercise in full by the underwriters of the offering of their option to purchase 645,000 shares of the Company’s common stock. A copy of the press release announcing the closing of the Company’s IPO and the underwriters’ exercise of the over-allotment option is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)                              Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Tabula Rasa HealthCare. Inc., effective as of October 4, 2016.

3.2	Amended and Restated Bylaws of Tabula Rasa HealthCare. Inc., effective as of October 4, 2016.

99.1	Press release issued by Tabula Rasa HealthCare, Inc. on October 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

	By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: October 4, 2016

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Tabula Rasa HealthCare. Inc., effective as of October 4, 2016.

3.2	Amended and Restated Bylaws of Tabula Rasa HealthCare. Inc., effective as of October 4, 2016.

99.1	Press release issued by Tabula Rasa HealthCare, Inc. on October 4, 2016.